Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the registration statement on Form S-8 (Registration Nos. 333-16939, 333-33276 and 333-117057) of our report dated February 15, 2006, except note 4 as to which the date is March 3, 2006, relating to our audit of the financial statements for the year ended December 31, 2005 of Clean Diesel Technologies, Inc. included in the 2005 annual report on Form 10-K.




/s/  Eisner  LLP
New  York,  New  York
March  24,  2006